SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2002


                               INNOFONE.COM, INC.
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             (Exact name of registrant as specified in its charter)

Nevada                                                       98-0202313
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

130 Centennial Parkway North, Hamilton, Ontario, Canada      L8E 1H9
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code           (905) 560-9547
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Commission File Number: 0-31949
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4390 Paletta Court, Burlington, Ontario, Canada              L7L 5R2
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(Former name or former address,                              (Zip Code)
if changed since last report.)



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Item 4. Changes in Registrant's Certifying Accountant
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The Company's Board of Directors and audit committee has engaged Danziger &
Hochman Chartered accountants as the new principal accountant for the fiscal year 2002 audit. Danziger & Hochman Chartered Accountants are also engaged to do the fiscal year 2002 audit Digital Micro Distribution Canada Inc. (DMD), the former sole operating subsidiary of the Company. The Company's former principal accountant KPMG was not engaged for fiscal year 2002 because of costs and the selection by the former subsidiary of Danziger & Hochman Chartered Accountants for their 2002 year-end.


The Registrant's former accountant KPMG was dismissed in August 13, 2002. This information is pursuant to Item 304 (a)(1)(i).

KPMG, as the former principal accountant, did not have any adverse opinions, disclaimers of opinion, modification, or qualifications pursuant to Item 304(a)(1)(ii) of Regulation S-B with regards to the auditor's reports on the registrant's financial statements for either of the last two fiscal years. The auditor's report for the 2001 year-end financial statements contained a going concern note as did the previous auditors report. This going concern note relates to the former operations of the company.

The Registrant did not have any disagreements or "reportable events", as described in Items 304(a)(1)(iv) and (v) of the Regulation S-B, with KPMG during the last two fiscal years and the interim period (through August 13, 2002).



Item 5. Other Events and Regulation FD Disclosure.
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The Board of Directors of the Company has approved an increase in authorized shares of $.001 par value common voting stock from one hundred million (100,000,000) shares to nine hundred fifty million shares (950,000,000). The reason for increasing the number of authorized shares is due to the authorized shares being exhausted and additional shares are required to convert debt, preferred stock, complete acquisitions, and raise additional financing through private placements.

The Company has paid $12,500 to settle an outstanding debt with Global Press Corporation. This was reported as incomplete in the last filed 10-QSB. The item has been fully discharged.

The Company has announced that it shall convert all outstanding preferred stock at a one to three (1:3) ratio in exchange for common stock. Approximately one million three hundred thousand (1,300,000) preferred shares are to be converted immediately, leaving an additional one million seven hundred thousand (1,700,000) preferred shares outstanding. The company intends to discontinue the preferred stock category once all shares have expired or been converted.






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The company has made a tentative arrangement for the conversion of the notes payable of $500,000 and $150,000 subject to a third party buyout of the converted debt. It is expected to be completed within 15 to 30 days.

The company has converted all outstanding notes payable with the exception of the notes for $500,000 and $150,000 as mentioned above as of the date of this report.

The Board of Directors made a resolution approving fund raising activities to support operations and to raise capital for the Compubec Inc. project. The fund raising activities include debt and equity financing and may involve a secondary offering.

The company urges that all Innofone.com Inc. shareholders register on the company's website for news updates and scheduling of the upcoming shareholder meeting at www.innofone.com. The shareholder meeting is scheduled for the end of
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2002. The company will complete a mailing to all shareholders registered with its transfer agent requesting forwarding contact information.

The company advises that it may file a statement for late filing of it's annual 10-KSB report due to the complications of reverse takeover accounting and that the former subsidiary year end is July 31, while Innofone.com Inc.'s year end is June 30. Innofone.com Inc must wait for the completion of the subsidiary year end before it can complete its consolidated statements.




























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